UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 29, 2010

Date of Report (Date of earliest event reported)

NATURAL BLUE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128060	13-3134389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

146 West Plant Street, Suite 300, Winter Garden, Florida 34787

(Address of principal executive office, including zip code)

(321) 293-7420

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Natural Blue Resources, Inc.

Form 8-K

Item 3.02  Unregistered Sales of Equity Securities

On May 4, 2010, Natural Blue Resources, Inc. (the “Company”) granted an aggregate of 1,500,000 restricted shares of its common stock, par value $0.0001 per share (“Common Stock”), to two new members of the Company’s Board of Directors (the “Board”) as inducements to such persons to agree to serve on the Board (See Item 5.02 below).  No cash was received by the Company in respect of such issuances.

The issuance of such securities was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act for transactions not involving a public offering, and Section 4(6) of the Act for issuances to accredited investors.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2010, Mr. Daryl Kim tendered his resignation as a Director of the Company), effective immediately, which event is being reported pursuant to Item 5.02(b) of Form 8-K.  A copy of the written communication submitted by Mr. Kim regarding the circumstances of his resignation is attached to this Current Report as Exhibit 17.1.

On May 4, 2010, the sole Director of the Company appointed John M. McCall and Paul Whitford to the Board to fill existing vacancies.  It is anticipated that Mr. Whitford will be named to serve on the audit committee of the Board.  As inducements to agree to serve on the Board, the Company has agreed to issue 1,000,000 restricted shares and 500,000 restricted shares of its Common Stock to Mr. McCall and Mr. Whitford, respectively (See Item 3.02 above).  There exist no agreements or understandings pursuant to which Messrs. McCall and Whitford were elected to the Board.

Item 9.01  Financial Statements and Exhibits

The following exhibit is filed as a part of this Current Report on Form 8-K:

(c)           Exhibit

17.1    Daryl Kim resignation email.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

NATURAL BLUE RESOURCES, INC.

Dated: May 4, 2010

By:  /s/ Toney Anaya

        Toney Anaya, Chief Executive Officer